UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013 (April 26, 2013)

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NATIONAL HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-13489	52-2057472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Vine Street
Murfreesboro, Tennessee	37130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 26, 2013, National HealthCare Corporation (“NHC”) announced that it had entered into a settlement agreement concerning litigation with two management services clients, ElderTrust of Florida, Inc. (“ElderTrust”), and SeniorTrust of Florida, Inc. (“SeniorTrust”), both Tennessee nonprofit corporations.  A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.  NHC’s transactions with these entities have been previously disclosed in NHC’s Forms 10-Q and Forms 10-K and were the subject of a Civil Investigative Demand by the Office of the Tennessee Attorney General, which demand we received on July 24, 2009.

In conjunction with the settlement, which is subject to court approval, NHC will lease the seven skilled nursing facilities in New Hampshire and Massachusetts from National Health Investors, Inc. ("NHI") after NHI purchases the centers from ElderTrust.  The purchase by NHI and subsequent lease to NHC is expected to be completed as soon as court approval and state licensure is obtained.  At the time of this settlement agreement, ElderTrust was paying approximately $3,200,000 annually in management fees to NHC.  The triple-net lease as negotiated with NHI is for an initial term of 15 years at an annual lease amount of $3,450,000 plus a 4% annual escalator based on the increase in facility revenue over a base year.  NHC will have an option to purchase the facilities in the twelfth year of the lease for $49,000,000.  NHI also agreed to accelerate its sale of six skilled nursing facilities currently leased to NHC under terms described in NHC’s Form 10-K filed February 15, 2013 from an anticipated purchase in December, 2013 to June, 2013.

On April 30, 2013, SeniorTrust sold its five Kansas centers and terminated their respective NHC management agreements effective May 1, 2013.  These are the last centers owned by SeniorTrust from an original portfolio of 10 centers.  At the time of this settlement agreement, SeniorTrust was paying approximately $2,200,000 annually in management and accounting fees for these five centers and two Missouri centers previously sold on February 5, 2013.

As part of the negotiated resolution, NHC will later this year terminate its sublease to a non-for-profit entity of a long-term care facility in Chattanooga, Tennessee known as Standifer Place.  NHC had acquired the lease for this property in 2007 from SeniorTrust and later subleased the property to MatureCare of Standifer Place, LLC.  After the termination of the sublease, NHC may then operate, sell, or replace the leasehold.  To facilitate the settlement, NHC will pay $6,650,000 to resolve the receiver's claims.  At the time of this settlement, MatureCare was paying approximately $2,200,000 annually in lease payments and $1,400,000 annually in accounting services fees to NHC.

In summary and combining all the transactions in the negotiated settlement, NHC estimates the future results of operations and cash flows will be adversely affected  by approximately $4,000,000 annually, or $2,500,000 annually net of income taxes.  Under the negotiated agreement, NHC does not admit to any wrongdoing, nor do the opposing parties make any claims as to the validity of their charges.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Number

  Exhibit

99

  Copy of press release issued on April 26, 2013 by National HealthCare Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

May 2, 2013

NATIONAL HEALTHCARE CORPORATION

By:  /s/ Robert G. Adams

Name:  Robert G. Adams

Title:  Chief Executive Officer